Exhibit 99.1

Investview Announces a Joint Venture Agreement with ChoiceTrade Holdings, Inc.

DRAPER, Utah, Oct. 16, 2012 /PRNewswire via COMTEX/ -- Investview, Inc. (OTCBB: INVU) ("Investview") Dr. Joseph J. Louro, Chairman and Chief Executive Officer, announced a joint venture agreement with ChoiceTrade Holdings, Inc., the parent company of the on-line brokerage firm ChoiceTrade.

ChoiceTrade is an award winning on-line discount broker that has received six 4-star ratings from the Annual Broker Survey of Best On-line Brokers published by Barron's magazine. Their platform received high ratings for trader experience, trade technology and usability.

The ChoiceTrade platform has been referenced as 'one of the fastest, if not the fastest on line broker when it comes to order execution' by brokeragereview.net. They also received high ratings on great pricing and customer service.

Dr. Louro stated, "When I began my tenure at Investview, I felt the best way to leverage our outstanding educational platform was by partnering, through a joint venture or ownership, with a broker dealer. I believe this joint venture will help us achieve that goal.

"Our combined client base is now empowered to maximize their financial wellness by combining unique and differentiating capabilities of a robust educational platform, with tools & trading strategies, along with an award winning trading platform."

Neville Golvala, ChoiceTrade's Chief Executive Officer said, "We are excited to be working with Investview's truly professional and experienced team. From its inception, ChoiceTrade has always been committed to making available the most state-of-the-art tools to customers - those that best allow them to achieve success in their trading strategies. Partnering with Investview to offer quality educational products and services readily fulfills this commitment. Customers will realize an enhanced trading experience complemented with the necessary tools for making informed decisions."

Integration of the platforms is scheduled to be completed in the 4th quarter of 2012.

Customers can learn more about this agreement by visiting Investview, Inc. at www.investview.com or ChoiceTrade at www.choicetrade.com

About Investview, Inc.:Investview, Inc. provides and delivers a comprehensive online program of investor education, offers proprietary investor search tools and trading indicators, distributes weekly newsletters and offers access to live weekly Trading Rooms at www.investview.com and www.7minutetrader.com.

About ChoiceTrade Holdings, Inc.ChoiceTrade Holdings, Inc. is the parent company of Choice Trade, an advanced-technology securities brokerage firm that has been in business since 2000. ChoiceTrade is registered with the Securities and Exchange Commission and is a member of the Securities Investor Protection Corporation.

Forward-Looking Statements Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Investview, Inc.(801) 889-1800

SOURCE Investview, Inc.